                                                                  EXHIBIT 99.2

                                                                EXECUTION COPY

                            PLAN SUPPORT AGREEMENT

               PLAN SUPPORT AGREEMENT (this "Agreement") by and among Globalstar, L.P. ("Globalstar"), Loral Space & Communications Ltd., on behalf of itself and on behalf of all entities identified in subclauses (i) through
(xxi) on Schedule A to the Memorandum of Understanding dated February 15, 2002 (the "MOU"), a copy of which is annexed hereto as Annex I ("Loral"), Columbia Ventures Corp. ("Columbia"), Loeb Partners Corp. ("Loeb"), Stonehill Capital Management, LLC ("Stonehill") and Blue River LLC ("Blue River"; collectively with Loral, Columbia, Loeb, Stonehill and Blue River, the "Parties in Interest").

                             W I T N E S S E T H

               WHEREAS, Globalstar and the Parties in Interest have engaged in negotiations regarding the treatment of claims and equity interests in connection with a potential voluntary chapter 11 bankruptcy case (the "Chapter 11 Cases") to be filed by Globalstar in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

               WHEREAS, Globalstar and the Parties in Interest have reached an agreement on the principal terms regarding (i) the treatment of certain claims and equity interests, the terms and conditions of which are set forth in MOU and (ii) other terms respecting a restructuring of Globalstar;

               WHEREAS, Columbia, Loeb, Stonehill and Blue River are holders of certain of Globalstar's 11.375% Senior Notes due 2004, 11.25% Senior Notes due 2004, 10.75% Senior Notes due 2004 and 11.5% Senior Notes due 2005 (collectively, the "Senior Notes"); and

               WHEREAS, Columbia, Loeb, Stonehill and Blue River have formed an ad hoc committee of holders of the Senior Notes (the "Informal Noteholders Committee"), which committee has retained Akin, Gump, Strauss, Hauer & Feld L.L.P. as its counsel and Jefferies & Co., Inc. as its financial advisors; and

               WHEREAS, the Informal Noteholders Committee currently holds approximately 15% of the outstanding aggregate principal amount of the Senior Notes; and

               WHEREAS, Globalstar and the Parties in Interest wish to formalize their intent to support a proposed plan of reorganization under title 11 of the United States Code (the "Bankruptcy Code"), that incorporates the terms and conditions of the MOU (the "Proposed Plan") and addresses other issues not addressed by the MOU including, without limitation, mutually acceptable treatment of executory contracts involving certain of the Parties in Interest;

               NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the MOU.

2.                    Mutual Support.  (a) Subject to and upon the terms and
               conditions set forth herein, including Section 4, each of Globalstar and the Parties in Interest shall (i) negotiate the Proposed Plan and the other documents contemplated hereby and thereby in good faith, (ii) subject to the completion and execution of reasonably acceptable definitive documentation, use its commercially reasonable efforts to cause the Bankruptcy Court to enter an order (the "Confirmation Order") that is consistent with and supports the terms and conditions of the Proposed Plan, and is otherwise in form and substance reasonably satisfactory to Globalstar and the Parties in Interest confirming the Proposed Plan in accordance with Section 1129 of the Bankruptcy Code, (iii) subject to the completion and execution of reasonably acceptable definitive documentation, otherwise use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and by the Proposed Plan at the earliest practicable date, and (iv) subject to the completion and execution of reasonably acceptable definitive documentation, use its commercially reasonable efforts to prevent confirmation of any plan for Globalstar other than the Proposed Plan and refrain from taking any actions in support or furtherance of confirmation of any plan for Globalstar other than the Proposed Plan, and refrain from inducing or encouraging the submission of any proposal or offer from any person or entity relating to any alternative terms for a plan of reorganization under the Bankruptcy Code involving Globalstar that is inconsistent with the Proposed Plan or any plan of reorganization contemplated by the New Money Proposal as defined in Section 4 hereof. Notwithstanding the foregoing, nothing contained herein shall preclude Globalstar and the Parties in Interest from (A) seeking, discussing and negotiating an investment in Globalstar by any of the parties to this Agreement or by any other party, consistent with the terms of the New Money Proposal contemplated by Section 4 hereof and/or (B) supporting the confirmation of a plan of reorganization (including a plan other than the Proposed Plan) that is consistent with the terms of the New Money Proposal contemplated by Section 4 hereof.

        (b) Each of Globalstar and the Parties in Interest further agrees that, subject to negotiation, execution and delivery of documentation reflecting the terms hereof and otherwise reasonably acceptable to it, and subject further to
               Section 4 of this Agreement, it will (i) vote to accept the Proposed Plan, recommend that other creditors vote to accept the Proposed Plan (it being understood that in the case of the Informal Noteholders Committee and, to the extent that the members of the Informal Noteholders Committee represent a majority of the membership of an official committee appointed in the Chapter 11 Cases, such official committee, such recommendation shall be in the form of a letter or statement included in the Disclosure Statement (as defined below) recommending that other creditors vote to accept the Proposed
               Plan) and not agree to, consent to, or vote for any plan of reorganization or plan of liquidation other than the Proposed Plan, and (ii) not commence any proceeding or prosecute any objection to oppose or object to the Proposed Plan or to the related disclosure statement, and will not take any action that would delay confirmation or approval, as applicable, of the Proposed Plan and the related disclosure statement.

        (c) The obligations of Globalstar and the Parties in Interest hereunder shall not be interpreted so as to require them to act in a manner which is not consistent with their fiduciary duties under the Bankruptcy Code or other applicable law or agreement.

        (d) Each of Globalstar and the Parties in Interest agree to negotiate in good faith the treatment of any executory or other contracts or agreements not expressly addressed by the MOU.

3.                    Diligence.

                      (a) Globalstar and Loral shall provide the Informal Noteholders Committee with copies, and a list, of every contract, agreement, memorandum of understanding or similar document between Loral and its affiliates, on the one hand, and Globalstar and its subsidiaries and affiliates (as defined under Rule 12b-2 of the Securities and Exchange Act of 1934) (which, for purposes of this Section shall be deemed to include GUSA and GCL as affiliates of Globalstar for so long as Globalstar's and/or NewCo's proposed acquisition of GUSA and GCL has not been cancelled in accordance with the terms and conditions of that certain Assignment and Assumption Agreement dated as of December 18, 2001 between Vodafone Americas Asia Inc. and Globalstar Corporation), on the other hand (the "Globalstar/Loral Documents"), provided, however, that in no event shall any entity whose relationship with Globalstar arises solely from contracts arising in the ordinary course of business be considered an affiliate of Globalstar. For the purposes of this
Section 3, "Globalstar/Loral Documents" shall expressly not include (A) the Strategic Agreement, dated as of March 23, 1994, between Loral/Qualcomm Partnership, L.P., and Airtouch Communications, (B) the Memorandum of Understanding -- US Government and Aviation -- GUSA and Loral/Qualcomm Partnership, dated as of November 1999, and (C) Globalstar USA, Inc. Globalstar Service Reseller Agreement with Government Services, L.L.C. dated as of April 1, 2000 (collectively, excluding any amendments, supplements or modifications thereto, the "Strategic Agreement Documents"). Globalstar and Loral shall deliver the Globalstar/Loral Documents to the Informal Noteholders Committee as soon as practicable after the date hereof (the date on which such documents are provided being hereafter referred to as the "Delivery Date"). The Delivery Date shall be not more than thirty (30) days after the date hereof, except that Globalstar or Loral may extend such deadline for not more than an additional thirty (30) days by giving written notice thereof to the Informal Noteholders Committee prior to the end of the initial thirty-day period. Upon their delivery of the Globalstar/Loral Documents, Globalstar and Loral shall represent, to the best of their respective knowledge following due inquiry, that the documents provided to the Informal Noteholders Committee constitute all of the Globalstar/Loral Documents.

                      (b) The Informal Noteholders Committee shall have thirty (30) days (the "Diligence Period") from the receipt of the Globalstar/Loral Documents to review such documents. The Informal Noteholders Committee (as a group) shall have the right to terminate this Agreement at any time prior to the expiration of the Diligence Period, which right shall not apply with respect to the Strategic Agreement Documents, if it determines that any of the Globalstar/Loral Documents have or would reasonably be likely to have a material adverse effect on the business, condition (financial or otherwise), prospects, operations, assets or liabilities of

NewCo (a "Material Adverse Effect"). The right of the Informal Noteholders Committee (as a group) to terminate this Agreement as set forth in this Section shall terminate on the expiration of the Diligence Period. Notwithstanding the foregoing, (A) if a Globalstar/Loral Document not listed and provided to the Informal Noteholders Committee on the Delivery Date is identified subsequent to the expiration of the Diligence Period but prior to the approval of the Disclosure Statement (as defined below) by the Bankruptcy Court, and the Informal Noteholders Committee (as a group) reasonably determines that such document, individually or in combination with any other Globalstar/Loral Document, has or would reasonably be likely to have a Material Adverse Effect, then the Informal Noteholders Committee (as a group) may thereupon terminate this Agreement if Loral does not, within fifteen (15) days of its notification by the Informal Noteholders Committee of such determination, either terminate and disavow such document (without any liability or obligation of Globalstar, NewCo or Loral and its affiliates) or amend such document in a manner reasonably acceptable to the Informal Noteholders Committee so as to cause such document not to have a Material Adverse Effect; and (B) if a Globalstar/Loral Document not listed and provided to the Informal Noteholders Committee on the Delivery Date is identified subsequent to the approval of the Disclosure Statement by the Bankruptcy Court, and the Informal Noteholders Committee (as a group), prior to confirmation of the Proposed Plan, or the board of directors of NewCo, thereafter, reasonably determines that such document, individually or in combination with any other Globalstar/Loral Document, has or would reasonably be likely to have a Material Adverse Effect, then Loral shall, within thirty
(30) days of its notification of such determination, either terminate and disavow such document (without any liability or obligation of NewCo or Loral and its affiliates) or amend such document in a manner reasonably acceptable to the Informal Noteholders Committee or the NewCo board (as the case may be) so as to cause such document not to have a Material Adverse Effect. Notwithstanding the foregoing, nothing contained herein is intended to, or does, in any manner, waive, limit, impair or restrict the ability and rights of Loral to dispute, challenge and/or seek to enjoin, overturn and/or reverse, by commencement of legal action, suit or proceeding, or otherwise, any determination by the Informal Noteholders Committee and/or the board of directors of NewCo, as applicable, that a document has or would reasonably be likely to have a Material Adverse Effect.

                      (c) Globalstar and/or Loral shall, within five (5) business days, provide the Informal Noteholders Committee or the NewCo Board (as the case may be) with written notice and a true and complete copy of any contract or agreement that would otherwise constitute a Globalstar/Loral Document (including any amendments, supplements or modifications to any of the Strategic Agreement Documents) entered into subsequent to the Delivery Date through and including the effective date of the Proposed Plan (each, a "New Document"). In the event that the Informal Noteholders Committee reasonably determines that any New Document has or would reasonably be likely to have a Material Adverse Effect, then all of the rights of the Informal Noteholders Committee to challenge and/or to seek termination of any New Document and to take any other or further actions in furtherance of its rights, by commencement of legal action, suit or proceeding, or otherwise, are reserved in full, it being expressly understood that such rights of the Informal Noteholders Committee do not include the rights specifically granted to the Informal Noteholders Committee in Section 3(b) of this Agreement.

4. New Money Proposal. To the extent that a New Money Proposal (as defined below) is made to Globalstar and either of Loral or the Informal Noteholders Committee (as a group) shall accept such New Money Proposal (the "Accepting Party"), the other party shall have 15 days to accept such New Money Proposal. If such other party shall have failed to accept the New Money Proposal within such 15-day period (the "Failure to Accept") or shall reject such proposal in writing within such 15-day period (the "Rejection"), the Accepting Party shall have the right to terminate this Agreement. Such right of termination shall terminate 15 days after the earlier of the Failure to Accept or the Rejection. For purposes of this Agreement, "New Money Proposal" shall mean a fully committed, non-contingent (other than conditions to closing customary to a transaction of this nature) proposal for the investment of a minimum of U.S. $50 million in NewCo (as defined in the MOU) from a creditworthy investor, which proposal includes terms that (a) retain the Release and Indemnification provisions in the MOU,
        (b) retain Loral's contribution of the Loral Canadian Interest for a 3% interest in NewCo and (c) provide that all recoveries are subject to pro-rata dilution, including by the New Money Proposal.

5. Termination Events. This Agreement may be terminated by delivery of a written notice to each of the other parties hereto as follows:

        (a) by Globalstar, Loral and the Informal Noteholders Committee (as a group), upon mutual agreement of Globalstar and all Parties in Interest prior to entry of the Confirmation Order;

        (b) by Globalstar, Loral or the Informal Noteholders Committee (as a group), upon material breach of this Agreement by any other party hereto;

        (c) by Globalstar, Loral or the Informal Noteholders Committee (as a group), upon the taking of an action materially inconsistent with this Agreement or the terms and conditions of the MOU by any party hereto pursuant to Section 2(c) of this Agreement;

        (d) by Globalstar, Loral or the Informal Noteholders Committee (as a group), upon entry of an order by the Bankruptcy Court confirming any plan for Globalstar other than the Proposed Plan;

        (e) by Globalstar, Loral or the Informal Noteholders Committee (as a group), if holders of more than 20% in the aggregate principal amount, on a per issue basis, of the Senior Notes that are not members of the Informal Noteholders Committee shall take actions which are materially adverse to the obligations hereunder of the respective members of the Informal Noteholders Committee;

        (f) by Globalstar, Loral or the Informal Noteholders Committee (as a group), if there shall be any material amendment of, supplement to, modification to, or severance of any provision of, the Proposed Plan which is materially inconsistent with the terms and conditions of the MOU (including, without limitation, a material amendment of, supplement to, modification to, or severance of, the release and indemnification provisions of the MOU), except if any such material amendment of, supplement to, modification to, or severance of any provision of, the Proposed Plan is consented to by all parties hereto;

        (g)                  by Loral or the Informal Noteholders Committee
               (as a group), if:

               (i)                   Globalstar has not commenced the Chapter
                      11 Cases on or before February 15, 2002 (the
                      "Commencement Date");

               (ii)                  the Proposed Plan and the related
                      disclosure statement (the "Disclosure Statement") shall not have been filed by the Proponents pursuant to sections 1121 and 1125 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3016 within 60 days of the Commencement Date;

               (iii)                 the Disclosure Statement shall not have
                      been approved by the Bankruptcy Court within the earlier of (A) 60 days after the date the Disclosure Statement is filed, and (B) 120 days after the Commencement Date, but in no event shall the Disclosure Statement be approved by the Bankruptcy Court prior to the expiration of the Diligence Period;

               (iv)                  the Confirmation Order shall not have
                      been entered within the earlier of (A) 75 days after the date the Disclosure Statement is approved, and (B) 195 days after the Commencement Date; and

               (v)                   the Proposed Plan shall not have become
                      effective as defined in the Proposed Plan within the earlier of (A) 60 days after the date of the Confirmation Order, and (B) 255 days after the Commencement Date.

        (h) by the Informal Noteholders Committee (as a group) pursuant to the terms of Section 3 hereof; and

        (i) by Loral or the Informal Noteholders Committee (as a group) pursuant to the terms of Section 4 hereof.

6.                    Rights of Termination.

        (a) Written Notice of Termination. The right of termination hereunder may be exercised by any party only by giving written notice, signed on behalf of such party by its duly authorized officer (or, in the case of the Informal Noteholders Committee, by a duly authorized member of Akin, Gump, Straus, Hauer & Feld, L.L.P.), to the other party or parties; provided, however, that if a party determines to exercise a right of termination pursuant to Section 5(g), such party shall within 15 days after the passing of the deadline contemplated in any of such sections notify each other party in writing of its determination to terminate this Agreement, and if such notice is not so given within such 15-day period, such right of termination based upon the passing of such deadline shall be deemed waived.

        (b) Waiver of Right of Termination. The right of termination hereunder may be waived by any party only by giving written notice, signed on behalf of such party by its duly authorized officer, to the other parties except as provided in
               Section 6(a) above.

        (c) No Prejudice to Rights. No exercise by any party of its right to terminate this Agreement shall prejudice any party's rights and remedies against the others for breach of its obligations under this Agreement.

        (d) Effect of Termination. Upon termination of this Agreement, Globalstar shall promptly either (i) cause the Proposed Plan to be withdrawn, if it has been filed, or (ii) amend the Proposed Plan and any related disclosure statement to reflect the fact that the agreements contained herein have terminated. In either event described in clauses (i) or (ii) of this Section 6(d), neither Globalstar nor any Party in Interest shall have any further obligations to support any of the terms and conditions of the Proposed Plan.

        (e) Survival of Provisions. The provisions of Sections 6 and 9 hereof shall survive termination of this Agreement.

        (f) Interpretation of Certain Language. Except as specifically qualified to the contrary herein, all references herein to (x) the judgment, discretion, determination or consent of a party shall be understood to mean the reasonable judgment, discretion, determination or consent of such party, and (y) satisfaction of, or acceptability to, a party shall be understood to mean the reasonable satisfaction of, or reasonably acceptable to such party; provided, however, that any determination by any party to waive a right (including a failure of a condition) provided hereunder or under applicable law shall be within the sole discretion of that party.

7. Entire Agreement. This Agreement and the Annexes hereto constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings of the parties, whether oral, written or implied, as to the subject matter hereof.

8. Amendment or Waiver. This Agreement may be amended by the written agreement of the parties hereto at any time prior to the substantial consummation of the Proposed Plan; provided, however, that no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any provision of this Agreement shall be valid or effective unless in writing and executed and delivered by all parties to this Agreement adversely affected by such waiver to the party or parties seeking such waiver. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.

9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

10. Counterparts. This Agreement may be executed by facsimile transmission and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. No Assignment or Sale. No party may assign, transfer or delegate any of its rights or obligations under this Agreement (i) without the prior written consent of each other party to this Agreement, or (ii) unless otherwise expressly permitted by this Agreement. Without in any manner limiting the scope, extent or effect of the foregoing, the respective members of the Informal Noteholders Committee shall not transfer, assign, sell or otherwise dispose of their right, title and interest in and to, as applicable, the Senior Notes (and any and all rights, claims and obligations associated therewith), and any such transfer shall be void and of no force and effect unless and until such transferee, assignee or buyer agrees in writing at the time of such transfer, assignment or sale to be bound by this Agreement in its entirety without revision. In the event of any such transfer, assignment or sale, the transferor, assignor or seller, as the case may be, shall, within three business days following such transfer, assignment or sale, provide written notice of such transfer, assignment or sale to Loral and Globalstar, together with a copy of the written agreement of the transferee, assignee or buyer to be bound by this Agreement in its entirety without revision. Notwithstanding the foregoing, if a member of the Informal Noteholders Committee is an investment manager of a partnership, limited liability company or other similar entity, and such Informal Noteholders Committee member is specifically and without discretion required to liquidate its positions in the Senior Notes according to the terms and conditions of its existing operating agreement, partnership agreement or other bylaws or similar agreements, to meet a capital withdrawal by one or all of such Informal Noteholders Committee member's investors, or be required by its clearing broker, a bank or a securities regulator specifically and without discretion to liquidate its position in the Senior Notes, then such sale shall be permitted by such Informal Noteholders Committee member, upon three business days' written notice to Loral and Globalstar specifying the particular basis of the requirement that the Senior Notes be sold, to any third party without the forgoing documents and approvals.

12.                   Representations and Warranties.

        (a) Each party represents and warrants to the other parties that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) its execution, delivery and performance of this Agreement are within the power and authority of such party and have been duly authorized by such party and that no other approval or authorization is required, (iii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof, and (iv) none of the execution and delivery of this Agreement or compliance with the terms and provisions hereof will violate, conflict with or result in a breach of, its certificate of incorporation or bylaws or other constitutive document, any applicable law or regulation, any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which it is a party or by which it is bound or to which it is subject.

        (b) Each member of the Informal Noteholders Committee further represents and warrants, as applicable, that (i) it holds the principal amount, on a per issue basis, of Senior Notes as set forth next to its name on the signature page hereof, (ii) except as contemplated herein or in the MOU, it has not transferred, assigned, sold or otherwise disposed of, or entered into any agreement (whether written or oral) to transfer, assign, sell or otherwise dispose of, its rights title and interest in and to the Senior Notes which it holds, and (iii) except with respect to the Proposed Plan described in this Agreement, it has not consented to and is not currently supporting or participating in the formulation of, and has not entered into any agreement (whether written or oral) with respect to, (x) any other plan of reorganization for Globalstar or (y) the sale of all or substantially all of the assets of Globalstar or all or substantially all of the stock to be issued pursuant to the Proposed Plan.

        (c) Loral represents and warrants, as applicable, that except with respect to the Proposed Plan described in this Agreement, it has not consented to and is not currently supporting or participating in the formulation of, and has not entered into any agreement (whether written or oral) with respect to, (x) any other plan of reorganization for Globalstar or (y) the sale of all or substantially all of the assets of Globalstar or all or substantially all of the stock to be issued pursuant to the Proposed Plan.

13. Notices. Any notice required or desired to be served, given or delivered under this Agreement shall be in writing, and shall be deemed to have been validly served, given or delivered if provided by personal delivery, or upon receipt of fax delivery, as follows:

        (a) if to Globalstar, to Paul D. Leake, Esq., Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022-6070, fax: 212-755-7306;

        (b) if to Loral, to Marc Abrams, Esq., Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, fax:
               212-728-8111; and

        (c) if to the Informal Noteholders Committee, to Daniel H. Golden, Esq., Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, fax:
               212-872-1002.

14. Headings. The headings of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                            GLOBALSTAR, L.P.



                                            By: /s/ ANTHONY J. NAVARRA
                                               ----------------------------
                                               Name: Anthony J. Navarra
                                               Title: President

                                            LORAL SPACE & COMMUNICATIONS LTD.,
                                            on behalf of itself and all entities
                                            identified in subclauses (i) through
                                            (xxi) on Schedule A to the MOU



                                            By: /s/ BERNARD L. SCHWARTZ
                                               ----------------------------
                                               Name: Bernard L. Schwartz
                                               Title: Chairman & CEO

                                        COLUMBIA VENTURES CORP.

                                        Aggregate Principal Amount:
                                        of 11.375% Senior Notes:  $ 28 Million
                                                                   -----------
                                        of 11.25% Senior Notes:  $ 24 Million
                                                                  -----------
                                        of 10.75% Senior Notes:  $ 48 Million
                                                                  -----------
                                        of 11.5% Senior Notes:  $ 46 Million
                                                                  ----------


                                        By: /s/ KENNETH D. PETERSON, JR.
                                           -------------------------------
                                           Name: Kenneth D. Peterson, Jr.
                                           Title: CEO

                                       LOEB PARTNERS CORP.





                                       Aggregate Principal Amount:
                                       of 11.375% Senior Notes:  $ 21,045,000
                                                                  -----------
                                       of 11.25% Senior Notes:  $ 7,980,000
                                                                 ----------
                                       of 10.75% Senior Notes:  $ 1,263,000
                                                                 ----------
                                       of 11.5% Senior Notes:  $ 10,750,000
                                                                -----------



                                       By: /s/ ROBERT GREEN
                                          ------------------------
                                          Name: Robert Green
                                          Title: V.P.

                                     STONEHILL CAPITAL MANAGEMENT, LLC,
                                     on behalf of affiliated accounts

                                     Aggregate Principal Amount:
                                     of 11.375% Senior Notes:  $ 9,000,000
                                                                ----------
                                     of 11.25% Senior Notes:  $     -
                                                               -----------
                                     of 10.75% Senior Notes:  $ 1,000,000
                                                               -----------
                                     of 11.5% Senior Notes:  $      -
                                                              ------------



                                     By: /s/ JOHN MOTULSKY
                                        --------------------
                                        Name: John Motulsky
                                        Title: MM

                                       BLUE RIVER, LLC


                                       Aggregate Principal Amount:
                                       of 11.375% Senior Notes:  $ 8,735,000
                                                                  ----------
                                       of 11.25% Senior Notes:  $ 40,050,000
                                                                 -----------
                                       of 10.75% Senior Notes:  $
                                                                 -----------
                                       of 11.5% Senior Notes:  $
                                                                ------------


                                       By: /s/ VAN D. GREENFIELD
                                          ----------------------------
                                          Name: Van D. Greenfield
                                          Title: Managing Member